Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2022 Results
Fiscal Year 2022 Total Revenues of $1,850.8M, up 26% Year Over Year;
Q4 Total Revenues of $485.5M, up 22% Year Over Year
Fiscal Year 2022 Subscription Services Revenues of $1,484.0M, up 26% Year Over Year;
Q4 Subscription Services Revenues of $395.7M, up 23% Year Over Year

PLEASANTON, CA - March 2, 2022 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2022.
“We founded Veeva 15 years ago with a clear vision of the industry cloud for life sciences,” said CEO Peter Gassner. “It’s exciting to see that vision turning into reality as we become the industry’s most strategic technology partner. Thanks to our customers and the Veeva team for another outstanding year of customer success and innovation.”
Fiscal 2022 Fourth Quarter Results:
•Revenues: Total revenues for the fourth quarter were $485.5 million, up from $396.8 million one year ago, an increase of 22% year over year. Subscription services revenues for the fourth quarter were $395.7 million, up from $322.8 million one year ago, an increase of 23% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $119.7 million, compared to $98.8 million one year ago, an increase of 21% year over year. Non-GAAP operating income for the fourth quarter was $186.3 million, compared to $153.2 million one year ago, an increase of 22% year over year.
•Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $97.1 million, compared to $102.9 million one year ago, a decrease of 6% year over year. Non-GAAP net income for the fourth quarter was $147.0 million, compared to $126.1 million one year ago, an increase of 17% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.60, compared to $0.64 one year ago, while non-GAAP fully diluted net income per share was $0.90, compared to $0.78 one year ago.
Fiscal Year 2022 Results:
•Revenues: Total revenues for the fiscal year ended January 31, 2022 were $1,850.8 million, up from $1,465.1 million one year ago, an increase of 26% year over year. Subscription services revenues were $1,484.0 million, up from $1,179.5 million one year ago, an increase of 26% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fiscal year 2022 operating income was $505.5 million, compared to $377.8 million one year ago, an increase of 34% year over year. Non-GAAP operating income for fiscal year 2022 was $758.7 million, compared to $582.8 million one year ago, an increase of 30% year over year.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Net Income and Non-GAAP Net Income(1): Fiscal year 2022 net income was $427.4 million, compared to $380.0 million one year ago, an increase of 12% year over year. Non-GAAP net income for fiscal year 2022 was $604.7 million, compared to $473.2 million one year ago, an increase of 28% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2022, fully diluted net income per share was $2.63, compared to $2.36 one year ago, while non-GAAP fully diluted net income per share was $3.73, compared to $2.94 one year ago.
“Our strong results in the quarter and the year reflect our continued outstanding execution and expanding position as a trusted partner to the industry,” said CFO Brent Bowman. “We are set up for another year of high growth and strong profitability and are tracking ahead of our 2025 targets.”
Recent Highlights:
•Customer Success and Product Excellence Drive Industry Leadership — Veeva finished the year with 1,205 customers, up a record 212 from the year prior. Veeva Commercial Solutions grew a record 81 customers to 653, and Veeva R&D Solutions also added a record 196 customers for a total of 860(2)(3). Subscription revenue retention was 119% for the year(4), reflecting continued growth with existing customers.
•Establishing Clinical Leadership — The life sciences industry is increasingly turning to Veeva for its innovative products and digital trials vision. More than 450 customers now use at least one Veeva Vault Clinical solution, up a record 100 from the year prior(3). A growing number of top 20 pharmas are standardizing on Veeva clinical solutions with 16 using Veeva Vault eTMF, seven using Vault CTMS, and two using Veeva Vault CDMS(3).
•Expanding Opportunity and Product Portfolio in Quality — It was an important year for Veeva Vault Quality as it expands to modernize quality end-to-end, including innovations in the critical area of laboratory information management (LIMS). Strong momentum continued as quality added more than 100 new customers in the year, another record, and more than 200 customers now have both Veeva Vault QualityDocs and Veeva Vault QMS(3).
•Veeva Link Becoming a Powerful Data Platform — Veeva Link expanded its real-time customer intelligence products to more than 20 therapeutic areas in the year. Link customer count nearly doubled in the year and four top 20 pharmas have selected Link enterprise wide across all therapeutic areas to drive more informed, high value interactions with key people(3).
Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2022 as follows:
•Total revenues between $494 and $496 million.
•Non-GAAP operating income between $187 and $189 million(5).
•Non-GAAP fully diluted net income per share between $0.91 and $0.92(5).
Veeva is providing guidance for its fiscal year ending January 31, 2023 as follows:
•Total revenues between $2,160 and $2,170 million.
•Non-GAAP operating income of about $825 million(5).
•Non-GAAP fully diluted net income per share of approximately $4.02(5).

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, March 2, 2022, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fourth Quarter and Fiscal Year 2022 Results Conference Call
When:	Wednesday, March 2, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	www.conferencingportals.com
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) The combined customer counts for Commercial Solutions and R&D Solutions exceed the total customer count in each year because some customers subscribe to products in both areas. Veeva Commercial Solutions consist of our cloud software, data, and analytics products built specifically to more efficiently and effectively commercialize our customers’ products. Veeva R&D Solutions consist of our clinical, quality, regulatory, and safety products.
(3) Customer count totals are presented net of customer attrition during the period.
(4) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.
(5) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2022 or fiscal year ending January 31, 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotations of management and guidance provided as of March 2, 2022 about Veeva's expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, the pandemic, issues that impact our ability to hire, retain and adequately compensate talented employees, and general macroeconomic and geo-political events (including impacts related to events in Ukraine). We have summarized on one page what we believe are the principal risks to our business in a section titled "Summary of Risk Factors" on page 39 in our filing on Form 10-Q for the period ended October 31, 2021, which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,138,040	$730,504
Short-term investments	1,238,064	933,122
Accounts receivable, net	631,134	564,387
Unbilled accounts receivable	63,266	47,206
Prepaid expenses and other current assets	36,679	35,607
Total current assets	3,107,183	2,310,826
Property and equipment, net	54,495	53,650
Deferred costs, net	33,106	42,072
Lease right-of-use assets	49,640	56,917
Goodwill	439,877	436,029
Intangible assets, net	101,940	114,595
Deferred income taxes	5,097	14,100
Other long-term assets	25,127	17,878
Total assets	$3,816,465	$3,046,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,348	$23,253
Accrued compensation and benefits	33,834	30,410
Accrued expenses and other current liabilities	36,109	30,982
Income tax payable	7,761	2,590
Deferred revenue	731,746	616,992
Lease liabilities	10,981	11,725
Total current liabilities	840,779	715,952
Deferred income taxes	2,216	1,835
Lease liabilities, noncurrent	43,607	51,393
Other long-term liabilities	18,226	10,567
Total liabilities	904,828	779,747
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,196,547	965,670
Accumulated other comprehensive (loss) income	(11,958)	992
Retained earnings	1,727,046	1,299,656
Total stockholders’ equity	2,911,637	2,266,320
Total liabilities and stockholders’ equity	$3,816,465	$3,046,067

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Revenues:
Subscription services(6)	$395,683	$322,811	$1,483,976	$1,179,486
Professional services and other(7)	89,816	73,950	366,801	285,583
Total revenues	485,499	396,761	1,850,777	1,465,069
Cost of revenues(8):
Cost of subscription services	60,137	52,132	224,911	184,589
Cost of professional services and other	75,744	61,715	278,767	224,339
Total cost of revenues	135,881	113,847	503,678	408,928
Gross profit	349,618	282,914	1,347,099	1,056,141
Operating expenses(8):
Research and development	105,275	81,938	382,035	294,220
Sales and marketing	79,239	62,105	288,061	235,014
General and administrative	45,386	40,028	171,507	149,113
Total operating expenses	229,900	184,071	841,603	678,347
Operating income	119,718	98,843	505,496	377,794
Other (losses) income, net	(239)	6,449	6,815	16,199
Income before income taxes	119,479	105,292	512,311	393,993
Provision for income taxes	22,383	2,374	84,921	13,995
Net income	$97,096	$102,918	$427,390	$379,998
Net income per share:
Basic	$0.63	$0.68	$2.79	$2.52
Diluted	$0.60	$0.64	$2.63	$2.36
Weighted-average shares used to compute net income per share:
Basic	153,937	151,693	153,251	150,666
Diluted	162,681	162,008	162,277	160,732
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(5,828)	$(213)	$(9,872)	$985
Net change in cumulative foreign currency translation loss	(392)	(2,297)	(3,078)	(453)
Comprehensive income	$90,876	$100,408	$414,440	$380,530

(6) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions(9)	$227,302	$197,515	$876,458	$744,856
Veeva R&D Solutions(9)	168,381	125,296	607,518	434,630
Total subscription services	$395,683	$322,811	$1,483,976	$1,179,486

(7) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions(9)	$40,845	$37,144	$165,086	$142,003
Veeva R&D Solutions(9)	48,971	36,806	201,715	143,580
Total professional services and other	$89,816	$73,950	$366,801	$285,583
(9) Certain prior period product revenues have been adjusted to match current period presentation.

(8) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,281	$1,140	$4,795	$4,840
Cost of professional services and other	9,714	7,796	36,293	27,698
Research and development	22,374	18,018	83,837	63,541
Sales and marketing	15,058	10,485	56,830	40,574
General and administrative	13,290	12,316	52,881	48,348
Total stock-based compensation	$61,717	$49,755	$234,636	$185,001

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$97,096	$102,918	$427,390	$379,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,041	6,735	27,448	29,455
Reduction of operating lease right-of-use assets	2,889	936	11,445	10,347
Amortization of discount on short-term investments	1,405	1,446	6,264	3,134
Stock-based compensation	61,717	49,755	234,636	185,001
Amortization of deferred costs	6,624	5,252	26,050	20,677
Deferred income taxes	905	2,484	11,079	(1,048)
Gain on foreign currency from mark-to-market derivative	(1,150)	(379)	(782)	(365)
Bad debt expense (recovery)	77	(247)	272	(307)
Changes in operating assets and liabilities:
Accounts receivable	(419,490)	(380,281)	(67,020)	(174,067)
Unbilled accounts receivable	4,704	6,031	(16,060)	(14,387)
Deferred costs	(5,639)	(11,852)	(17,084)	(27,164)
Other current and long-term assets	(6,188)	(9,487)	(2,910)	(12,424)
Accounts payable	(5,262)	1,210	(2,997)	754
Accrued expenses and other current liabilities	793	9,532	9,439	13,889
Income taxes payable	(6,718)	(2,570)	5,275	(3,023)
Deferred revenue	315,186	285,459	116,144	147,479
Operating lease liabilities	(3,005)	(633)	(11,607)	(9,129)
Other long-term liabilities	3,069	2,042	7,481	2,426
Net cash provided by operating activities	54,054	68,351	764,463	551,246
Cash flows from investing activities
Purchases of short-term investments	(181,450)	(104,827)	(1,117,076)	(979,292)
Maturities and sales of short-term investments	135,856	126,147	792,918	654,341
Acquisitions, net of cash and restricted cash acquired	(5,647)	—	(7,780)	—
Long-term assets	(3,919)	(227)	(14,214)	(8,683)
Net cash (used in) provided by investing activities	(55,160)	21,093	(346,152)	(333,634)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	—	(619)	(384)	(1,039)
Proceeds from exercise of common stock options	8,228	9,612	51,538	34,857
Taxes paid related to net share settlement of equity awards	(18,784)	—	(55,294)	—
Net cash (used in) provided by financing activities	(10,556)	8,993	(4,140)	33,818
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(243)	(2,199)	(4,657)	484
Net change in cash, cash equivalents, and restricted cash	(11,905)	96,238	409,514	251,914
Cash, cash equivalents, and restricted cash at beginning of period	1,153,130	635,473	731,711	479,797
Cash, cash equivalents, and restricted cash at end of period	$1,141,225	$731,711	$1,141,225	$731,711

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$10,708	$21,594	$56,172	$80,661

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Cost of subscription services revenues on a GAAP basis	$60,137	$52,132	$224,911	$184,589
Stock-based compensation expense	(1,281)	(1,140)	(4,795)	(4,840)
Amortization of purchased intangibles	(1,076)	(924)	(3,902)	(4,866)
Cost of subscription services revenues on a non-GAAP basis	$57,780	$50,068	$216,214	$174,883

Gross margin on subscription services revenues on a GAAP basis	84.8%	83.9%	84.8%	84.4%
Stock-based compensation expense	0.3	0.4	0.3	0.4
Amortization of purchased intangibles	0.3	0.3	0.3	0.4
Gross margin on subscription services revenues on a non-GAAP basis	85.4%	84.6%	85.4%	85.2%

Cost of professional services and other revenues on a GAAP basis	$75,744	$61,715	$278,767	$224,339
Stock-based compensation expense	(9,714)	(7,796)	(36,293)	(27,698)
Amortization of purchased intangibles	(139)	(138)	(550)	(550)
Cost of professional services and other revenues on a non-GAAP basis	$65,891	$53,781	$241,924	$196,091

Gross margin on professional services and other revenues on a GAAP basis	15.7%	16.5%	24.0%	21.4%
Stock-based compensation expense	10.7	10.5	9.9	9.7
Amortization of purchased intangibles	0.2	0.2	0.1	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	26.6%	27.2%	34.0%	31.3%

Gross profit on a GAAP basis	$349,618	$282,914	$1,347,099	$1,056,141
Stock-based compensation expense	10,995	8,936	41,088	32,538
Amortization of purchased intangibles	1,215	1,062	4,452	5,416
Gross profit on a non-GAAP basis	$361,828	$292,912	$1,392,639	$1,094,095

Gross margin on total revenues on a GAAP basis	72.0%	71.3%	72.8%	72.1%
Stock-based compensation expense	2.2	2.3	2.2	2.2
Amortization of purchased intangibles	0.3	0.3	0.2	0.4
Gross margin on total revenues on a non-GAAP basis	74.5%	73.9%	75.2%	74.7%

Research and development expense on a GAAP basis	$105,275	$81,938	$382,035	$294,220
Stock-based compensation expense	(22,374)	(18,018)	(83,837)	(63,541)
Amortization of purchased intangibles	(29)	(29)	(113)	(113)
Research and development expense on a non-GAAP basis	$82,872	$63,891	$298,085	$230,566

Sales and marketing expense on a GAAP basis	$79,239	$62,105	$288,061	$235,014
Stock-based compensation expense	(15,058)	(10,485)	(56,830)	(40,574)
Amortization of purchased intangibles	(3,518)	(3,422)	(13,728)	(14,251)
Sales and marketing expense on a non-GAAP basis	$60,663	$48,198	$217,503	$180,189

General and administrative expense on a GAAP basis	$45,386	$40,028	$171,507	$149,113
Stock-based compensation expense	(13,290)	(12,316)	(52,881)	(48,348)
Amortization of purchased intangibles	(56)	(57)	(227)	(227)
General and administrative expense on a non-GAAP basis	$32,040	$27,655	$118,399	$100,538

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2022	2021	2022	2021
Operating expense on a GAAP basis	$229,900	$184,071	$841,603	$678,347
Stock-based compensation expense	(50,722)	(40,819)	(193,548)	(152,463)
Amortization of purchased intangibles	(3,603)	(3,508)	(14,068)	(14,591)
Operating expense on a non-GAAP basis	$175,575	$139,744	$633,987	$511,293

Operating income on a GAAP basis	$119,718	$98,843	$505,496	$377,794
Stock-based compensation expense	61,717	49,755	234,636	185,001
Amortization of purchased intangibles	4,818	4,570	18,520	20,007
Operating income on a non-GAAP basis	$186,253	$153,168	$758,652	$582,802

Operating margin on a GAAP basis	24.7%	24.9%	27.3%	25.8%
Stock-based compensation expense	12.7	12.5	12.7	12.6
Amortization of purchased intangibles	1.0	1.2	1.0	1.4
Operating margin on a non-GAAP basis	38.4%	38.6%	41.0%	39.8%

Net income on a GAAP basis	$97,096	$102,918	$427,390	$379,998
Stock-based compensation expense	61,717	49,755	234,636	185,001
Amortization of purchased intangibles	4,818	4,570	18,520	20,007
Income tax effect on non-GAAP adjustments(10)	(16,680)	(31,146)	(75,827)	(111,795)
Net income on a non-GAAP basis	$146,951	$126,097	$604,719	$473,211

Diluted net income per share on a GAAP basis	$0.60	$0.64	$2.63	$2.36
Stock-based compensation expense	0.38	0.31	1.45	1.15
Amortization of purchased intangibles	0.03	0.03	0.11	0.12
Income tax effect on non-GAAP adjustments(10)	(0.11)	(0.20)	(0.46)	(0.69)
Diluted net income per share on a non-GAAP basis	$0.90	$0.78	$3.73	$2.94
________________________
(10) For the three months and fiscal years ended January 31, 2022 and 2021, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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